Exhibit 10.19

CONSENT TO SUBLEASE

This Consent to Sublease (“Consent”) is dated for reference purposes the 23rd day of May, 2014 and is entered into by and among Capnia, Inc., a Delaware corporation (“Tenant”), Silicon Valley Finance Group, a Delaware corporation (“Subtenant”) and The Realty Associates Fund VII, L.P., a Delaware limited partnership (“Landlord”), with reference to the following recitals:

RECITALS

A. Landlord and Tenant are the parties to that certain lease (the “Master Lease”) respecting certain premises commonly known as Suite 160 (“Premises”) and located at 3 Twin Dolphin Drive, Redwood Shores, CA (the “Building”).

B. Tenant and Subtenant wish to enter into the sublease (the “Sublease”) respecting the portion of the Premises described in the Sublease (the “Sublease Premises”).

C. The Master Lease provides that Tenant may not enter into any sublease without Landlord’s prior written approval, and Landlord is willing to approve the Sublease on the following terms and conditions.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Sublease. Tenant and Subtenant hereby represent that a true and complete copy of the Sublease is attached hereto as Exhibit A and incorporated herein by this reference, and Tenant and Subtenant agree that the Sublease shall not be modified without Landlord’s prior written consent; provided, however, that no further Landlord consent shall be required in connection with any exercise by Subtenant of its option to extend the Sublease term as provided in the Sublease.

2. Landlord and Tenant Liability. Neither the Master Lease, the Sublease nor this Consent shall be deemed to grant Subtenant any rights whatsoever against Landlord. Landlord is not a party to the Sublease and shall have no liability to Tenant, Subtenant or any broker based on or arising out of the Sublease. Subtenant hereby acknowledges and agrees that its sole remedy for any alleged or actual breach of its rights in connection with the Sublease Premises shall be solely against Tenant. This Consent shall not release Tenant from any existing or future duty, obligation or liability to Landlord pursuant to the Master Lease, nor shall this Consent change, modify or amend the Master Lease in any way. This consent shall not be deemed Landlord’s consent to any further subleases, and the Sublease may not be amended without Landlord’s consent, which shall not be unreasonably withheld; provided, however, that no further Landlord consent shall be required in connection with any exercise by Subtenant of its option to extend the Sublease term as provided in the Sublease.

3. Attornment.

(a) In the event of Master Lease Termination (as hereinafter defined) prior to the termination of the Sublease, at Landlord’s option, Subtenant agrees to attorn to Landlord and to recognize Landlord as Subtenant’s landlord under the Sublease, upon the terms and conditions and at the rental rate specified in the Sublease, and for the then remaining term of the Sublease, except that Landlord shall not be bound by any provision of the Sublease which in any way increases Landlord’s duties, obligations or liabilities to Subtenant beyond those owed to Tenant under the Master Lease. Subtenant agrees to execute and deliver at any time and from time to time, upon request of Landlord, any instruments which may be necessary or appropriate to evidence such attornment. Landlord shall not (i) be liable to Subtenant for any act, omission or breach of the Sublease by Tenant, (ii) be subject to any offsets or defenses which Subtenant might have against Tenant, (iii) be bound by any rent or additional rent which Subtenant might have paid in advance to Tenant, (iv) be bound to honor any rights of Subtenant in any security deposit made with Tenant except to the extent Tenant has turned over such security deposit to Landlord, (v) be obligated in any manner with respect to the transfer, delivery, use or condition of any furniture, equipment or other personal property in the Sublease Premises which Tenant agreed would be transferred to Subtenant or which Tenant agreed could be used by the Subtenant during the term of the Sublease or (vi) be liable for the payment of any improvement allowance or to otherwise modify the Sublease Premises. Tenant hereby agrees that in the event of Master Lease Termination, Tenant shall immediately pay or transfer to Landlord any security deposit, rent or other sums then held by Tenant. Landlord shall have the right, in Landlord’s sole discretion, to elect not to have Subtenant attorn to Landlord and, in this event, the Sublease shall be deemed terminated on the date of Master Lease Termination and, Landlord shall have no obligation to permit Subtenant to continue to occupy the Premises.

(b) “Master Lease Termination” means any event, which by voluntary or involuntary act or by operation of law, might cause or permit the Master Lease to be terminated, expired, be cancelled, be foreclosed against, or otherwise come to an end, including but not limited to (i) a default by Tenant under the Master Lease of any of the terms or provisions thereof; (ii) foreclosure proceedings brought by the holder of any mortgage or trust deed to which the Master Lease is subject; or (iii) the termination of Tenant’s leasehold estate by dispossession proceeding or otherwise.

(c) In the event of attornment hereunder, Landlord’s liability shall be limited to matters arising during Landlord’s ownership of the Building, and in the event that Landlord (or any successor owner) shall convey or dispose of the Building to another party, such party shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Consent or the Sublease to be performed by Landlord which first arise after the date of conveyance, including the return of any security deposit, and Subtenant shall attorn to such other party, and Landlord (or such successor owner) shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred. The liability of Landlord to Subtenant for any default by landlord under this Consent or the Sublease after such attornment, or arising in connection with Landlord’s operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Building or the Sublease Premises, shall be limited to the interest of the Landlord in the Building (and proceeds thereof). Under no circumstances shall any present or future employee, officer, agent, partner or member of Landlord have any personal liability for the performance of Landlord’s obligations under this Consent.

4. Payment of Rent by Subtenant. In addition to Landlord’s rights under Section 3 hereof, in the event Tenant is in default under any of the terms and provisions of the Master Lease, Landlord may elect to receive directly from Subtenant all sums due or payable to Tenant by Subtenant pursuant to the Sublease, and upon receipt of Landlord’s notice, Subtenant shall thereafter pay to Landlord any and all sums becoming due or payable under the Sublease and Tenant shall receive from Landlord a corresponding credit for such sums against any payments then due or thereafter becoming due from Tenant. Neither the service of such written notice nor the receipt of such direct payments shall cause Landlord to assume any of Tenant’s duties, obligations and/or liabilities under the Sublease, nor shall such event impose upon Landlord the duty or obligation to honor the Sublease, nor subsequently to accept Subtenant’s attornment pursuant to Section 3(a) hereof.

5. Subtenant Acknowledgement. Subtenant hereby acknowledges that it has read and has knowledge of all of the terms, provisions, rules and regulations of the Master Lease and agrees not to do or omit to do anything which would cause Tenant to be in breach of the Master Lease. Any such act or omission shall also constitute a breach of this Consent and shall entitle Landlord to recover any damage, loss, cost or expense which it thereby suffers, from Subtenant, whether or not Landlord proceeds against Tenant. Subtenant hereby assumes and agrees to perform for Landlord’s benefit all of the indemnity and insurance obligations of the Tenant under the Master Lease with respect to the Sublease Premises, provided that the foregoing shall not be construed as relieving or releasing Tenant from any such obligations. Prior to entering the Sublease Premises, Subtenant shall deliver to Landlord certificates of insurance and an endorsement adding Landlord as an additional insured all as more particularly required by the insurance provisions of the Master Lease. Subtenant shall not further sublease the Sublease Premises, assign its interest as the Subtenant under the Sublease or otherwise transfer its interest in the Sublease Premises or the Sublease to any person or entity without the written consent of Landlord.

6. Parking and Services. Any parking rights granted to Subtenant pursuant to the Sublease shall be satisfied out of the parking rights, if any, granted to Tenant under the Master Lease. Tenant hereby authorizes Subtenant, as agent for Tenant, to obtain services and materials for or related to the Sublease Premises, and Tenant agrees to pay for such services and materials as additional rent under the Master Lease upon written demand from Landlord. However, as a convenience to Tenant, Landlord shall have the right, but not the obligation, to bill Subtenant directly for such services and materials, or any portion thereof, in which event Subtenant shall pay for the services and materials so billed upon written demand, provided that such billing shall not relieve Tenant from its primary obligation to pay for such services and materials.

7. Notices. Landlord may deliver notices to Subtenant at the Sublease Premises in the same manner as Landlord is entitled to deliver notices to Tenant pursuant to the Master Lease. If Tenant is subleasing the entire Premises or otherwise vacating the Premises, Tenant’s new address for notices to Tenant under the Master Lease shall be as follows: 3 Twin Dolphin Drive, Suite 160, Redwood Shores; and if no address is filled in at the preceding blank (or if a post office box address is used for the preceding blank), then Landlord may continue to send notices to Tenant at the address(es) provided in, and in accordance with the terms of, the Master Lease.

8. Reimbursement of Costs. As a condition to the effectiveness of Landlord’s consent to the Sublease, Tenant agrees to pay Landlord concurrently with Tenant’s delivery of an executed counterpart hereof, (i) $500.00 to compensate Landlord for its internal administrative costs in processing this Consent; plus (ii) Landlord’s reasonable attorneys’ fees incurred in connection with this Consent; both of which shall be additional rent. Landlord’s acceptance of such fee shall impose no duty on Landlord to approve the Sublease. Tenant shall also promptly pay Landlord any share of bonus rents, or other items required under the Master Lease in connection with subleases.

9. Generally. This Consent shall be binding upon and inure to the benefit of the parties’ respective successors and assigns, subject to all agreements and restrictions contained in the Master Lease, the Sublease and herein with respect to subleasing, assignment, or other transfer. The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, inconsistent herewith. This Consent may be amended only in writing, signed by all parties hereto. Each party to this Agreement represents hereby that the individual signing this Consent on its behalf has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. In the event of any litigation between the parties hereto with respect to the subject matter hereof, the unsuccessful party agrees to pay the successful party all costs, expenses and reasonable attorney’s fees incurred therein by the successful party, which shall be included as a part of the judgment therein rendered.

10. Counterpart Copies; Electronic Signatures. This Consent and any documents or addenda attached hereto may be executed in two or more counterpart copies, each of which shall be deemed to be an original and all of which counterparts shall have the same force and effect as if the parties hereto had executed a single copy of this Consent or the attached document or addenda. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, Landlord shall have the right to execute this Consent and any documents and addenda attached to this Consent using

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an electronic signature, and Landlord’s electronic signature shall be deemed valid and binding and admissible by any party against the other as if same were an original ink signature. If Landlord executes this Consent or any documents or addenda attached to this Consent using an electronic signature, Landlord’s electronic signature will appear in Landlord’s signature block. An email from Landlord, its agents, brokers, attorneys, employees or other representatives shall never constitute Landlord’s electronic signature or be otherwise binding on Landlord. Neither Tenant nor Subtenant shall have the right to execute this Consent or any documents or addenda attached hereto using an electronic signature, and Tenant and Subtenant shall execute this Consent and any documents or addenda attached hereto using an original ink signature.

11. Use; Waiver of Subrogation. . Landlord agrees that the releases and waivers set forth in Section 8.4 of the Lease shall apply as between Landlord and Subtenant. Landlord further consents to Subtenant’s use of the Subleased Premises for general office, light assembly and other related legal uses, subject to and in compliance with the terms of the Master Lease.

IN WITNESS WHEREOF, the following parties have executed this Consent as of the date first above written.

LANDLORD:

[SEE ATTACHED]

TENANT:

Silicon Valley Finance Group, a Delaware corporation

By:	/s/ Jan Reed

Jan Reed
(print name)

Its:	CEO
(print title)

SUBTENANT:

Capnia, Inc., a Delaware corporation

By:	/s/ Anish Bhatnagar

Anish Bhatnagar
(print name)

Its:	CEO
(print title)

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The Realty Associates Fund VII, L.P.

a Delaware limited partnership

By:	Realty Associates Fund VII, LLC
Its General Partner

	By:	Realty Associates Advisors LLC, its Manager

		By:	Realty Associates Advisors Trust,
Its Manager

			By:	/s/ Scott Amling Scott Amling, Regional Director, May 29 2014 11:01AM
Officer

Exhibit A

(Copy of Sublease)

Sublease

Sublessor:	Silicon Valley Finance Group, a Delaware corporation	Subleased Premises:	3 Twin Dolphin Drive, Suite 160 Redwood Shores, CA

Sublessee:	Capnia, Inc., a Delaware corporation	Date:	May 20, 2014

1. Parties:

This Sublease is made and entered into as of May 5, 2014, by and between Silicon Valley Finance Group, a Delaware corporation (“Sublessor”), and Capnia, Inc., a Delaware corporation (“Sublessee”), under the Master Lease dated March 6, 2013, between The Realty Associates Fund VII, L.P., a Delaware limited partnership, (sometimes referred to herein as “Lessor”, “Master Lessor” or “Master Landlord”) and Sublessor under this Sublease as (Lessee). A copy of the Master Lease is attached hereto as Exhibit “A” and incorporated herein by this reference.

2. Provisions Constituting Sublease:

2.1	This Sublease is subject to all of the terms and conditions of the Master Lease. Sublessee hereby assumes and agrees to perform all of the obligations of Lessee under the Master Lease, as incorporated herein, to the extent said obligations apply to the Subleased Premises and Sublessee’s use of the common areas, except as specifically set forth herein. Sublessor hereby agrees to exercise due diligence to cause Lessor, under the Master Lease, to perform all of the obligations of Lessor thereunder to the extent said obligations apply to the Subleased Premises and Sublessee’s use of the common areas. Sublessee shall not commit or permit to be committed on the Subleased Premises or on any other portion of the Project any act or omission which violates any term or condition of the Master Lease. Except to the extent waived or consented to in writing by the other party or parties hereto who are affected thereby, neither of the parties hereto will, by renegotiation of the Master Lease, assignment, subletting, default or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by such party but, will at all times, in good faith assist in carrying out all the terms of this Sublease and in taking all such action as may be necessary or appropriate to protect the rights of the other party or parties hereto who are affected thereby against impairment. Nothing contained in this Section 2.1 or elsewhere in this Sublease shall prevent or prohibit Sublessor (a) from exercising its right to terminate the Master Lease pursuant to the terms thereof or (b) from assigning its interest in this Sublease or subletting the Premises to any other third party; provided, however, that Sublessor agrees that it shall not terminate the Master Lease, except pursuant to the terms thereof, or amend or modify the Master Lease in any manner that adversely affects Sublessee or Sublessee’s rights and obligations under this Sublease, without Sublessee’s prior approval which approval may be withheld in Sublessee’s sole discretion. Regardless, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.

Sublease

Master Premises or the building or project of which the Master Premises are a part, the exercise of this right by Sublessor will not constitute a default or breach. If the Master Lease terminates as a result of a breach or default by Sublessee under this Sublease, the Sublesee will be liable to the Sublessor for the damage suffered as a result of the termination. If the Master Lease terminates at the option of the Master Landlord, this Sublease will terminate and the parties will be relieved of any further liability or obligation under this Sublease, unless such termination is due to Sublessor’s breach of the Master Lease.

2.2 All of the terms and conditions contained in the Master Lease are incorporated herein, except as specifically provided below, and shall together with the terms and conditions specifically set forth in this Sublease constitute the complete terms and conditions of this Sublease, with references in such incorporated provisions to “Lease”, “Landlord”, “Tenant” and “Premises” deemed to refer to this Sublease, Sublessor, Sublessee and the Subleased Premises, respectively. The following paragraphs of the Master Lease shall not be included in this Sublease: Basic Lease Provisions (other than Sections 1.4, 1.8, 1.14, 1.16, 1.17, 1.18 and 1.19), Sections 3, 4.1, 17, 41, 50 and Exhibit D. Exhibit C of the Master Lease is included in this Sublease. References in the Master Lease, as incorporated herein, to “Base Year” shall mean 2014 and references to “Landlord” in the definitions of “Operating Expenses” shall mean Master Lessor. In addition, Sublessor and Sublessee agree that, as between Sublessor and Sublessee, the sale or transfer of Sublessee’s capital stock shall not be deemed a Transfer of this Sublease. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control.

3. Premises:

Sublessor leases to Sublessee and Sublessee leases from Sublessor the Subleased Premises upon all of the terms, covenants and conditions contained in this Sublease. The Subleased Premises consist of approximately 6,033± square feet, located at 3 Twin Dolphin Drive, Suite 160 Redwood Shores, CA, as shown and described in Exhibit A of the Master Lease.

4. Rent:

Upon execution of this Agreement, Sublessee shall pay to Sublessor as Rent for the Subleased Premises the sum of Eighteen Thousand Ninety Nine and 00/100 Dollars ($18,099.00), representing the first month’s rent and a sum of Seventy Two Thousand Three Hundred Ninety Six and 00/100 Dollars ($72,396.00), representing prepaid rent for the last four months of the initial lease term, from February 2015 through May 2015 (the “Prepaid Rent”). Thereafter, rent shall be $18,099.00 per month.

The rental amount shall be paid, without deductions, offset, prior notice or demand. If the commencement date or the termination date of the Sublease occurs on a date other than the first day or the last day, respectively, of a calendar month, then the Rent for such partial month shall be prorated and the prorated Rent shall be payable on the Sublease commencement date or on the first day of the

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.

Sublease

calendar month in which the Sublease termination date occurs, respectively. The Prepaid Rent shall be automatically applied to Rent for the last four (4) months of the Sublease term. If this Sublease is terminated for any reason other than a default by Sublessee, then the unapplied balance of the Prepaid Rent shall immediately be paid by Sublessor to Sublessee.

5. Security Deposit:

Upon execution of this Agreement, Sublessee shall pay to Sublessor an equivalent of one month’s rent as a noninterest bearing Security Deposit. In the event Sublessee has performed all of the terms and conditions of this Sublease during the term hereof, Sublessor shall return to Sublessee, within thirty (30) days after Sublessee has vacated the Subleased Premises, the Security Deposit less any sums due and owing to Sublessor. The Security Deposit shall be governed by Section 5 of the Master Lease, as incorporated herein.

6. Late Charge:

The rental amount shall be paid on or before the first day of the month. Sublessee shall be assessed and immediately pay a late fee equal to 6%_on any amount owing under this agreement that is not received by Sublessor when such amount shall be due; and Sublessee shall make such payment without any requirement for notice or demand to Sublessor. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Sublessor will incur by reason of late payment by Sublessor. Sublessee shall also be charged a rate of 1.5% per month or the maximum rate permitted by law.

7. Rights of Access and Use:

Sublessee shall use the Subleased Premises only for general office and other related legal uses, subject to and only as permitted in the Master Lease or otherwise approved by Master Landlord.

8. Sublease Term:

8.1 Sublease Term:

The Sublease Term shall be for the period commencing on June 1, 2014,, or when Master Landlord consents to this Sublease (if consent is required under the Master Lease), whichever occurs later, and continuing through May 31, 2015. In no event shall the Sublease Term extend beyond the Term of the Master Lease. Sublessee’s obligations with respect to the surrender of the Subleased Premises at the expiration or earlier termination of the Sublease Term shall be fulfilled if Sublessee surrenders possession of the Subleased Premises in accordance with the Master Lease and in the condition existing at the Sublease commencement date, ordinary wear and tear and casualty, excepted.

8.2 Inability to Deliver Possession:

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.

Sublease

In the event Sublessor is unable to deliver possession of the Subleased Premises at the commencement of the term, Sublessor shall not be liable for any damage caused thereby nor shall this Sublease be void or voidable, but Sublessee shall not be liable for Rent until such time as Sublessor offers to deliver possession of the Subleased Premises to Sublessee, but the term hereof shall not be extended by such delay. Sublessee shall have the right to access the Subleased Premises from and after May 29, 2014 solely for purposes of installing cabling, furniture and equipment and otherwise preparing the Subleased Premises for occupancy (but not for the conduct of business), provided, that, such access shall be subject to all the covenants and conditions hereof, excluding the obligation to pay Rent. In the event Sublessor has been unable to deliver possession of the Subleased Premises within 30 days from the commencement date, Sublessee, at Sublessee’s option, may give written notice to Sublessor to terminate this Sublease.

9. Option to Renew:

Sublessor shall provide Sublessee with one (1) option to renew the Sublease for the remainder of the Master Lease term, which expires June 30, 2018. Sublessee shall provide no less than three (3) months’ prior written notice of its intention to extend the sublease. The rent for the option period shall be 95% of fair market value.

10. Tenant Improvements:

Sublessee shall accept the Premises in its current “As-is” condition.

11. Furniture, Fixtures and Equipment:

Sublessee shall have the right to use during the Term the office furnishings within the Subleased Premises which are identified on Exhibit “C” attached hereto (the “Furniture”) at no additional cost to Sublessee. The Furniture is provided in its “AS IS, WHERE IS” condition, without representation or warranty whatsoever. Sublessee shall insure the Furniture under the property insurance policy required under the Master Lease, as incorporated herein. Sublessee shall maintain the Furniture in good condition and repair, reasonable wear and tear excepted, and shall be responsible for any loss or damage to the same occurring during the Term. Sublessee shall surrender the Furniture to Sublessor upon the termination of this Sublease in the same condition as exists as of the Commencement Date, reasonable wear and tear excepted. Sublessee shall not remove any of the Furniture from the Subleased Premises.

12. Excess Usage by Sublessee:

Sublessee shall be responsible for any excess usage of electricity per Section 11.5 of the Master Lease.

13. Signage:

Sublessee, at its sole cost and expense, shall comply with any terms under the Master Lease that require Sublessee to put signage in the building lobby and/or the entryway to the Premises.

14. Notices:

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.

Sublease

All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be given in the manner provided in the Master Lease at the addresses shown below. Sublessor shall notify Sublessee of any Event of Default under the Master Lease, or of any other event of which Sublessor has actual knowledge which will impair Sublessee’s ability to conduct its normal business at the Subleased Premises, as soon as reasonably practicable following Sublessor’s receipt of notice from the Lessor of an Event of Default or actual knowledge of such impairment.

Sublessor’s		Sublessee’s
Address:	Silicon Valley Finance Group	Address:	Capnia, Inc.
	3 Twin Dolphin Dr, Suite		3 Twin Dolphin Dr, Suite 160
	Redwood Shores, CA 94065		Redwood Shores, CA 94065
Phone Number:	(650) 594-1633	Phone Number:	_________________________
Fax Number:	(650) 249-0206	Fax Number:	_________________________

15. Broker Fee:

After execution of the Sublease, Sublessor shall pay Cornish & Carey Commercial Newmark Knight Frank, a licensed real estate broker, fees set forth in a separate agreement between Sublessor and Broker.

16. Broker Representation:

The only Brokers involved in this Sublease are Cornish & Carey Commercial Newmark Knight Frank representing Sublessor and CTBT representing Sublessee. Sublessor agrees that Broker may be the agent of both Sublessor and any prospective Sublessee. In a dual agency situation Broker has a fiduciary duty of utmost care, honesty and loyalty in the dealings with each party. In representing both parties, Broker will not without the permission of the respective party, disclose to the other party that the party will accept a price or terms less than the listing price and terms or that the other party will accept a price or terms greater than the price and term offered.

17. Intentionally deleted.

18. Compliance With Nondiscrimination Regulations:

It is understood that it is illegal for Sublessor to refuse to display or sublease the Subleased Premises or to assign, surrender or sell the Master Lease, to any person because of race, color, religion, national origin, sex, sexual orientation, marital status or disability.

19. Toxic Contamination Disclosure:

Sublessor and Sublessee each acknowledge that they have been advised that numerous federal, state, and/or local laws, ordinances and regulations (Laws) affect the existence and removal, storage, disposal, leakage of and contamination by materials designated as hazardous or toxic (Toxics). Many materials,

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.

Sublease

some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic.

Some of the Laws require that Toxics be removed or cleaned up by landowners, future landowners or former landowners without regard to whether the party required to pay for “clean up” caused the contamination, owned the property at the time the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCBs, which were legal when installed, now are classified as Toxics and are subject to removal requirements. Civil lawsuits for damages resulting from Toxics may be filed by third parties in certain circumstances.

Sublessor and Sublessee each acknowledge that neither the Broker nor the Sublessor have specific expertise with respect to environmental assessment or physical condition of the Subleased Premises, including, but not limited to, matters relating to: (i) problems which may be posed by the presence or disposal of hazardous or toxic substances on or from the Subleased Premises, (ii) problems which may be posed by the Subleased Premises being within the Special Studies Zone as designated under the Alquist-Priolo Special Studies Zone Act (Earthquake Zones), Section 2621-2630, inclusive of California Public Resources Code, and (iii) problems which may be posed by the Subleased Premises being within a HUD Flood Zone as set forth in the U.S. Department of Housing and Urban Development “Special Flood Zone Area Maps,” as applicable.

Sublessor and Sublessee each acknowledge that neither the Broker nor the Sublessor have made an independent investigation or determination of the physical or environmental condition of the Subleased Premises, including, but not limited to, the existence or nonexistence of any underground tanks, sumps, piping, toxic or hazardous substances on the Subleased Premises. Sublessee agrees that it will rely solely upon its own investigation and/or the investigation of professionals retained by it or Sublessor, and neither Sublessor nor Sublessee shall rely upon Broker or Sublessor to determine the physical and environmental condition of the Subleased Premises or to determine whether, to what extent or in what manner, such condition must be disclosed to potential sublessees, assignees, purchasers or other interested parties.

20. Rent Abatement and Damages to Personal Property:

In the event Sublessor, pursuant to the terms of the Master Lease, is entitled to and receives rent abatement, then to the extent such rent abatement affects the Subleased Premises, Sublessee shall be entitled to rent abatement in an amount that the net rentable area of the Subleased Premises bears to the total net rentable area of the Master Lease, and only to the extent any such abatement applies to the Sublease Term. In addition, any amounts paid or credited to Sublessor under the terms of the Master Lease for damage to personal property shall be credited to Sublessee, subject to the same limitations set forth above. Notwithstanding the foregoing, if, subsequent to the date of this Sublease, Sublessor and Master Landlord agree to a reduction or abatement of Base Rent payable under the Master Lease (not involving a casualty, condemnation or other interference with access, use or enjoyment of the Subleased

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.

Sublease

Premises), then such reduction or abatement shall be for the sole benefit of Sublessor and will not reduce or affect the amount of rent owed by Sublessee to Sublessor.

21. Parking:

Sublessee shall have the right to its pro rata share of parking free of charge throughout the Sublease term and any extensions thereof, as provided by and subject to the terms of the Master Lease.

22. Master Lessor Consent:

This Sublease and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon the written consent of Master Lessor in a form reasonably satisfactory to Sublessor and Sublessee. If Sublessor fails to obtain Master Lessor’s consent within thirty (30) days after execution of this Sublease by Sublessor, then Sublessee may terminate this Sublease by giving Sublessor written notice thereof, and Sublessor shall return to Sublessee the Security Deposit and any prepaid rent.

23. Assignment and Subletting:

Sublessee will not assign this Sublease or further sublet all or any part of the Subleased Premises without the prior written consent of Sublessor (and the consent of Master Landlord, if this is required under the terms of the Master Lease). Notwithstanding the foregoing, this Sublease will be binding on and inure to the benefit of the parties to it, their heirs, executors, administrators, successors in interest, and assigns.

24. Entry:

Sublessor reserves the right to enter the Subleased Premises on reasonable notice to Sublessor to inspect the Premises or the performance by Sublessor of the terms and conditions of this Sublease and, during the last three (3) months of the Term, to show the Subleased Premises to prospective subtenants. In an emergency, no notice will be required for entry.

25. Attorney Fees:

If either party commences an action against the other in connection with this Sublease, the prevailing party will be entitled to recover costs of suit and reasonable attorney’s fees.

26. Entire Agreement:

This Sublease sets forth all the agreements between Sublessor and Sublessee concerning the Premises, and there are no other agreements either oral or written other than as set forth in this Sublease.

27. Authority:

If Sublessee is a corporation, trust or general or limited partnership, Sublessee represents and warrants that each individual executing this Sublease on its behalf is duly authorized to execute and deliver this Sublease on behalf of Sublessee, that Sublessee is duly authorized to enter into this Sublease, and that this Sublease is enforceable against Sublessee in accordance with its terms. If Sublessee is a corporation, trust or partnership, Sublessee shall deliver to Sublessor upon demand evidence of such authority satisfactory to Sublessor.

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.

Sublease

Sublessor:	SILICON VALLEY FINANCE GROUP, A DELAWARE CORPORATION

By:	/s/ Jan Reed	Date:	5-21-014

Sublessee:	CAPNIA, INC., A DELAWARE CORPORATION

By:	/s/ Anish Bhatnagar	Date:	5-21-14

NOTICE TO SUBLESSOR AND SUBLESSEE: CORNISH & CAREY COMMERCIAL NEWMARK KNIGHT FRANK, IS NOT AUTHORIZED TO GIVE LEGAL OR TAX ADVICE; NOTHING CONTAINED IN THIS SUBLEASE OR ANY DISCUSSIONS BETWEEN CORNISH & CAREY COMMERCIAL NEWMARK KNIGHT FRANK AND SUBLESSOR AND SUBLESSEE SHALL BE DEEMED TO BE A REPRESENTATION OR RECOMMENDATION BY CORNISH & CAREY COMMERCIAL NEWMARK KNIGHT FRANK, OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. ALL PARTIES ARE ENCOURAGED TO CONSULT WITH THEIR INDEPENDENT FINANCIAL CONSULTANTS AND/OR ATTORNEYS REGARDING THE TRANSACTION CONTEMPLATED BY THIS PROPOSAL.

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.

Sublease

Exhibit “A” Master Lease (attached)

Exhibit “B” Premises

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.

Sublease

Exhibit “C” Furniture Inventory List

1. Three sets of workstations (each set is 4 workstations, each workstation with a desk, chair, and one or two file cabinets).

2. White board in large conference room

3. Conference table, side table and chairs in triangular conference room

4. Two lobby chairs and end table

5. One set of storage shelves in server room

6. The modular office furniture in the middle private office

7. 4 bar stools in kitchen

8. 2 Credenzas in reception area

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.

Sublease

LESSOR CONSENT

The undersigned, Lessor under the Master Lease attached as Attachment I, hereby consents to the subletting of the Subleased Premises described herein on the terms and conditions contained in this Sublease. This Consent shall apply only to this Sublease and shall not be deemed to be a consent to any other Sublease. Lessor agrees that the releases and waivers set forth in Section 8.4 of the Master Lease shall apply as between Lessor and Sublessee. Lessor further consents to Sublessee’s use of the Premises for general office, light assembly and other related legal uses, subject to and in compliance with the terms of the Master Lease.

Lessor:	THE REALTY ASSOCIATES FUND VII, L.P., A DELAWARE LIMITED PARTNERSHIP

By:	Date:

ATTORNMENT AGREEMENT

If the Master Lease terminates, Subtenant will, if requested, attorn to Master Landlord and recognize Master Landlord as Sublessor under this Sublease. Sublessee shall attorn to Lessor and perform all of Sublessee’s obligations under the Sublease directly to Lessor as if Lessor were the sublessor under the Sublease. If Sublessee is not, at the time of the notice, in default, the intent of the parties is that Lessor shall continue to recognize the estate of Sublessee created under the Sublease. If Sublessee is not in default, the intent of the parties is that the Sublease shall continue with the same force and effect as if Lessor and Sublessor had entered into a lease on the same provisions as those contained in the Sublease, including, without limitation, the Sublessee’s right to extend the term of the Lease.

Lessor:	THE REALTY ASSOCIATES FUND VII, L.P., A DELAWARE LIMITED PARTNERSHIP

By:	Date:

Although all information furnished regarding property for sale, rental, or financing is from sources deemed reliable, such information has not been verified, and no express representation is made nor is any to be implied as to the accuracy thereof, and it is submitted subject to errors, omissions, change of price, rental or other conditions, prior sale, lease or financing, or withdrawal without notice and to any special conditions imposed by our principal.